Registration Statement No.  333-57665

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 Amendment No. 1
                                       to
                                    Form S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              EASTMAN KODAK COMPANY
             (Exact name of registrant as specified in its charter)

New Jersey                                                         16-0417150
(State or other jurisdiction                                    (I.R.S. Employer
of incorporation or organization)                            Identification No.)

343 STATE STREET, ROCHESTER, NEW YORK                                     14650
(Address of Principal Executive Offices)                              (Zip Code)




                             Kodak Stock Option Plan
                            (Full title of the plan)

                            JOYCE P. HAAG, Secretary
                              Eastman Kodak Company
                                343 State Street

                            Rochester, New York 14650
                                 (716) 724-4368
           (Name, address, and telephone number of agent for service)

By way of this Amendment No. 1 to Registration Statement, registrant is post-effectively amending Form S-8 filed June 25, 1998, Registration Statement No. 333-57665, which is incorporated by reference, to deregister 1,900,000 of the 10,000,000 shares that were registered via Registration Statement No. 333-57665.

Simultaneously with the filing of this Amendment No. 1 to Registration Statement, the registrant is also filing an Amendment No. 2 to Registration Statement on Form S-8 for the Eastman Kodak Company 1995 Omnibus Long-Term Compensation Plan.

Registrant will carry forward the 1,900,000 shares being deregistered under this Amendment 1 to Registration Statement on Form S-8 for the Kodak Stock Option Plan to the Registration Statement on Form S-8 for the Eastman Kodak Company 1995 Omnibus Long-Term Compensation Plan.

The $37,851 filing fee previously paid by registrant for the 1,900,000 shares being deregistered under this Amendment No. 1 to Registration Statement on Form S-8 for the Kodak Stock Option Plan will be applied to the filing fee due as a result of registering the 2,000,000 shares under Amendment No. 2 to Registration Statement on Form S-8 for the Eastman Kodak Company 1995 Omnibus Long-Term Compensation Plan.

This Amendment No. 1 to Registration Statement will automatically become effective upon filing with the Securities and Exchange Commission.

Once this Amendment No. 1 to Registration Statement is effective, 8,100,000 shares will remain registered under the Kodak Stock Option Plan by way of Form S-8 filed June 25, 1998, Registration Statement No. 333-57665.

Item 8.  EXHIBITS

Exhibit
Number         Exhibit

3A             Certificate of Incorporation

3B             By-laws

4              Kodak Stock Option Plan

23A Consent of PricewaterhouseCoopers LLP, independent accountants

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on the 11th day of April, 2000.

Eastman Kodak Company
(Registrant)

By:  Daniel A. Carp*                    By: Robert H. Brust*, Chief
     Chief Executive Officer                Financial Officer and
                                            Executive Vice President

                                        By: E. Mark Rajkowski*,
                                            Controller

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following person in the capacities indicated on April 11, 2000.

       Directors                            Title

George M. C. Fisher*                        Director

Richard S. Braddock*                        Director

Daniel A. Carp*                             Director

Martha Layne Collins*                       Director

Alice F. Emerson*                           Director

Paul H. Gray*                               Director

Durk I. Jager*                              Director

Debra L. Lee*                               Director

Paul H. O'Neill*                            Director

John J. Phelan, Jr.*                        Director

Laura D'Andrea Tyson*                       Director

Richard A. Zimmerman*                       Director




*By:/s/Joyce P. Haag
-------------------------------
   Joyce P. Haag
   Under Power of Attorney

EASTMAN KODAK COMPANY
REGISTRATION STATEMENT ON FORM S-8
KODAK STOCK OPTION PLAN


INDEX TO EXHIBITS


Exhibit

Number          Exhibit                 Location
-----  ----------------------------    ------------------------------

3A    Certificate of Incorporation     Incorporated by reference to Annual
                                       Report on Form 10-K for the fiscal year
                                       ended December 25, 1988, Exhibit 3

3B     By-laws                         Incorporated by reference to Annual
                                       Report on Form 10-K for the fiscal
                                       year ended December 31, 1998, Exhibit 3

4      Kodak Stock Option Plan         Incorporated by reference to
                                       Form S-8 filed June 25, 1998
                                       Registration Statement No.
                                       333-57668
23A    Consent of PricewaterhouseCoopers *
       LLP, independent accountants*


* Included as part of the electronic submission of this Registration
  Statement
